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       SECURITIES AND EXCHANGE COMMISSION
           WASHINGTON, D.C.  20549
               _______________

                 FORM 8-A

     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
        PURSUANT TO SECTION 12(b) OR 12(g) OF THE
            SECURITIES EXCHANGE ACT OF 1934

           WORLD MONITOR TRUST II - SERIES F
     (Exact Name of Registrant as Specified in Its Charter)


Delaware                                     13-4058320
-----------------------------------       ----------------------
(State of Incorporation                   (I.R.S. Employer
 or Organization)                         Identification No.)

One New York Plaza 13th Floor
New York, New York                           10292-2013
-----------------------------------       ----------------------
(Address of Principal                        (Zip Code)
 Executive Offices)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act
and is effective pursuant to General
Instruction A.(c), please check the
following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act
and is effective pursuant to General
Instruction A.(d), please check the
following box. /X/

Securities Act registration statement file number to which
this form relates:      333-83017
                      --------------
                      (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class            Name of Each Exchange on Which
to be so Registered            Each Class is to be Registered

     N/A                                 N/A
--------------------------     -------------------------------

--------------------------     -------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

    Beneficial Interests in Series F of World Monitor Trust II
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                       (Title of Class)

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                       (Title of Class)

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Item 1.     Description of Registrant's Securities to be Registered.
The information required by this Item 1 is incorporated by reference to the sections entitled "SUMMARY OF AGREEMENTS --
Trust Agreement" on pages 102-110 and "THE OFFERING" on pages 84-87 of Registrant's Post-Effective Amendment
No. 3 to its Registration Statement on
Form S-1 (File No. 333-83017), which was declared effective on April 3, 2001.

Item 2.     Exhibits.
1. First Amended and Restated Declaration of Trust and Trust Agreement, dated as of the 15th day of May, 1999. (Incorporated by reference to Exhibits 3.1 and 4.1 to Post-Effective Amendment No. 3 to its Registration
Statement on Form S-1 (File No. 333-83017), which was declared effective on April 3, 1999.


                      SIGNATURE

Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                 WORLD MONITOR TRUST II -- SERIES F
                 By: Prudential Securities Futures
                     Management, Inc., Managing Owner

                 By: /s/ Eleanor L. Thomas
                    -------------------------------
                     Name:     Eleanor L. Thomas
                     Title:     President

Dated as of May 7, 2001